                                                                     EXHIBIT (E)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1994-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAJ8
                      Class B Certificate CUSIP #25466KAK5


Trust Distribution Date: November 15, 1996  Due Period Ending: October 31, 1996

Pursuant to the Series Supplement dated as of October 14, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

   Series  1994-2                                         Total           Interest         Principal
   Class A              31 days at 5.732810000%       $4.936586389     $4.936586389       $0.000000000

   Class B              30 days at 8.050000000%       $6.708333333     $6.708333333       $0.000000000

2.       Principal Receivables at the end of the Due Period

         (a) Aggregate Investor Interest                                     $12,275,796,676.00
             Seller Interest                                                  $2,172,873,943.47

          Total Master Trust                                                 $14,448,670,619.47


         (b) Group One Investor Interest                                     $10,175,796,676.00

         (c) Group Two Investor Interest                                      $2,100,000,000.00

         (d) Series 1994-2 Investor Interest                                    $894,737,000.00

         (e) Class A Investor Interest                                          $850,000,000.00

             Class B Investor Interest                                           $44,737,000.00

3.       Allocation of Receivables Collected During the Due Period

                                                                       Finance Charge        Principal           Yield
                                                                         Collections        Collections       Collections
   (a) Allocation of Collections between Investor and Seller

       Aggregate Investor Allocation                                   $189,015,439.27   $1,602,331,456.61        $0.00

       Seller                                                           $40,790,565.91     $345,791,894.89        $0.00

   (b) Group One Allocation                                            $161,277,854.44   $1,367,192,968.08        $0.00

   (c) Group Two Allocation                                             $27,737,584.83     $235,138,488.53        $0.00

   (d) Series 1994-2 Allocations                                        $14,179,030.52     $120,199,210.79        $0.00

   (e) Class A Allocations                                              $13,466,631.90     $114,160,028.40        $0.00

       Class B Allocations                                                 $712,398.62       $6,039,182.39        $0.00

4.       Information Concerning the Series Principal Funding Accounts ("SPFA")

                                     Deposits into the SPFAs
                                                        This Due        Total       Deposit Deficit     Investment
                                                         Period        Deposits          Amount           Income
         Series 1994-2                                   $0.00          $0.00            0.00             $0.00

5.       Information Concerning Amount of Controlled Liquidation Payments

                                                                                Total Payments
                                      Amount Paid          Deficit Amount        Through This
                                    This Due Period       This Due Period         Due Period
         Series 1994-2                  $0.00                  $0.00               $0.00

6.       Information Concerning the Series Interest Funding Accounts ("SIFA")

                                                Deposits Into the
                                                    SIFAs This
                                                    Due Period            SIFA Balance
         Series 1994-2                            $4,496,209.14              $0.00

7.       Pool Factors

                                                                        This Due Period
         Class A                                                           1.00000000

         Class B                                                           1.00000000

8.       Investor Charged-Off Amount

                                                                                                Cumulative
                                                                                                 Investor
                                                                                               Charged-Off
                                                                      This Due Period             Amount
         (a) Group One                                                 $52,947,185.20             $0.00

         (b) Group Two                                                  $9,106,191.58             $0.00

         (c) Series 1994-2                                              $4,654,946.32             $0.00

         (d) Class A                                                    $4,421,067.33             $0.00

             Class B                                                      $233,878.99              $0.00

9.       Investor Losses This Due Period

                                                                                   Per $1,000 of
                                                                                 Original Invested
                                                                Total                Principal
         (a) Group One                                          $0.00                 $0.00

         (b) Group Two                                          $0.00                 $0.00

         (c) Series 1994-2                                      $0.00                 $0.00

         (d) Class A                                            $0.00                 $0.00

             Class B                                            $0.00                 $0.00

10.      Reimbursement of Investor Losses This Due Period
                                                                                                                 Per $1,000 of
                                                                                                              Original Invested
                                                                                                 Total            Principal
         (a) Group One                                                                           $0.00               $0.00

         (b) Group Two                                                                           $0.00               $0.00

         (c) Series 1994-2                                                                       $0.00               $0.00

         (d) Class A                                                                             $0.00               $0.00

             Class B                                                                             $0.00               $0.00

11.      Aggregate Amount of Unreimbursed Investor Losses
                                                                                                                 Per $1,000 of
                                                                                                              Original Invested
                                                                                                 Total            Principal
         (a) Group One                                                                            $0.00               $0.00

         (b) Group Two                                                                            $0.00               $0.00

         (c) Series 1994-2                                                                        $0.00               $0.00

         (d) Class A                                                                              $0.00               $0.00

             Class B                                                                              $0.00               $0.00

12.      Investor Monthly Servicing Fee Payable at the end of the Due Period


         (a) Group One                                                                                       $16,959,661.13

         (b) Group Two                                                                                        $2,916,666.67

         (c) Series 1994-2                                                                                    $1,491,228.34

         (d) Class A                                                                                          $1,416,666.67

             Class B                                                                                             $74,561.67

13.      Class Available Subordinated Amount at the end of the Due Period

                                                                                                           As a Percentage
                                                                                                              of Class A
                                                                                      Total                Invested Amount
         Series 1994-2 Class B                                                    $89,473,700.00               10.5263%

14.      Total Available Credit Enhancement Amounts


                                                                                  Shared Amount             Class B Amount
         Maximum Amount                                                               $0.00                 $44,736,850.00

         Available Amount                                                             $0.00                 $44,736,850.00

         Amount of Drawings on Credit Enhancement
           for this Due Period                                                        $0.00                          $0.00

15.      Delinquency Summary

         End of Due Period Master Trust Receivables Outstanding
$14,686,108,154.34

                                                Delinquent Amount       Percentage of Ending
         Payment Status                           Ending Balance       Receivables Outstanding
         30-59 days                              $436,755,664.27                2.97%

         60-179 days                             $647,052,142.22                4.41%


                                     FIRST BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY: ____________________________

                                            Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1994-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

         The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 14, 1994 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-2 Master Trust Certificates for the Distribution Date occurring on November 15, 1996:


1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    Period is equal to                                                                         $2,177,929,356.63

4.  The aggregate amount of Class A Principal Collections processed during
    the related Due Period is equal to                                                           $114,160,028.40

5.  The aggregate amount of Class A Finance Charge Collections processed
    during the related Due Period is equal to                                                     $13,466,631.90

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                                     $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                                       $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

         (a)  with respect to the Class A Required Amount Shortfall                                        $0.00
              is equal to

         (b)  with respect to the Class A Cumulative Investor Charged-Off                                  $0.00
              Amount is equal to

         (c)  with respect to the Class A Investor Interest is equal to                                    $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                                   $4,196,098.43

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                        $6,039,182.39

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                   $712,398.62

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                  $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

         (a)  with respect to the Class B Required Amount Shortfall                                    $0.00
              is equal to

         (b)  with respect to the Class B Cumulative Investor Charged-Off                              $0.00
              Amount is equal to

         (c)  with respect to the Class B Investor Interest is equal to                                $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                $300,110.71

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

                 IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 1996.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:_____________________________________
                               Vice President, Director of Accounting,
                               and Treasurer